Exhibit 99.1

Nasdaq: CRTD Q3 2022 Creatd 2022 Growth Capital Expansion Plan & Rights O ﬀ ering

Safe Harbor © 2022 Creatd, Inc. All Rights Reserved. 2 Statements in this presentation concerning the future expectations and plans of Creatd, Inc. (the “ Company ” ), including, without limitation, the Company ’ s future earnings, partnerships and technology solutions, may constitute forward - looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward - looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations re ﬂ ected in the forward - looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results may di ﬀ er materially from those indicated by these forward - looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled "Risk Factors" in the Company ’ s most recent Annual Report on Form 10 - K and the Company ’ s other ﬁ lings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward - looking statements should be regarded solely as the Company ’ s current plans, estimates, and beliefs. Investors should not place undue reliance on forward - looking statements. The Company cannot guarantee future results, events, levels of activity, performance or achievements. The Company does not undertake and speci ﬁ cally declines any obligation to update, republish, or revise any forward - looking statements to re ﬂ ect new information, future events or circumstances or to re ﬂ ect the occurrences of unanticipated events, except as may be required by applicable law.

What is a Rights O ﬀ ering? A rights o ﬀ ering is an invitation to existing shareholders to purchase additional new shares in the company. This type of issue gives existing shareholders securities called rights. With the rights, the shareholder can purchase new shares as part of a unit. It is essentially a democratized public o ﬀ ering process, enabling an issuer (i.e. Creatd) to o ﬀ er its shareholders the opportunity (but not the obligation) to purchase additional securities, at a premium ﬁ xed price, as well as receive additional warrants. The o ﬀ ering is exclusively available to shareholders who have bought the stock prior to the record date (to be announced) 01 Minimizes dilution; amount of stock a shareholder can purchase is proportional to the amount of stock they already own 02 Fair and equitable means to raise capital, safeguarding interests of retail and minority shareholders in particular 03 Tax - e ﬃ cient means of raising capital in the current market from existing loyal shareholders 04 05 © 2022 Creatd, Inc. All Rights Reserved. 3 Anyone who buys the stock in the open market before the future record date is eligible participate

Why do a Rights O ﬀ ering now? Expansion capital to primarily fund and increase revenues up to $40MM 01 03 05 02 04 06 © 2022 Creatd, Inc. All Rights Reserved. 4 Creatd has evolved its technology blueprint for scale, utilizing its vast network, proprietary data, and an audience of 200MM With revenue growth of 250% and projected growth of over 100% from 2021 - 2022, Creatd's proven business model is ready for its largest - ever infusion of growth capital to bring the company to pro ﬁ tability The marketplace and valuations for digital assets are creating a ripe environment for accretive acquisitions that can easily be absorbed into our business model Signi ﬁ cant disruption in the in ﬂ uencer agency space has created an opportunity for us to work with some of the top in ﬂ uencer talent on the internet who are seeking a home base We have and continue to be a management team that actively participates in the ﬁ nancing of the company. This o ﬀ ering gives our shareholders the ability to access those same potential gains

Rights O ﬀ ering T erms Issuer: Creatd, Inc. (Nasdaq CM: CRTD) Rights O ﬀ ered: Each shareholder shall receive two (2) Subscription Rights to purchase Units for each share of Common Stock or share underlying a warrant, option, convertible note, or Preferred share that each shareholder owns Units Include: (a) one share of Common Stock and (b) one 5 - year warrant with a $0.60 exercise price Over - Subscription: Holders who fully exercise their respective Basic Subscription Rights will be entitled to subscribe for all additional shares of Common stock as a result of any unexercised Basic Subscription Rights Use of Proceeds: Rights o ﬀ ering proceeds will be used to fund the expansion plan, including development, sales, marketing, and general working capital purposes O ﬀ ering Maximum: Up to 20,000,000 Units sold © 2022 Creatd, Inc. All Rights Reserved. 5

We're building the homebase for creators Creatd (Nasdaq: CRTD) is a holding company that provides economic opportunities for creators through technology and partnership. © 2022 Creatd, Inc. All Rights Reserved.

Creatd's Four Pillar Business Model

Creatd Labs

Technology

Proprietary technology, content creation framework, and digital communities

Companies
Vocal Web
Vocal App
Orbit

Creatd Partners

Agency

Fosters relationships between brands and creators through agency services

Companies
Vocal for Brands
WHE Agency

Creatd Ventures

E-commerce

Builds, acquires, develops, and scales e-commerce brands

Companies
Camp
Basis
Dune
Brave

Creatd Studios

Media Production

Transmedia production and media adaptation

Companies
OG Collection, LLC
OG Gallery, Inc
Intellectual Property
Media and NFT Library

Creatd's business model relies on a **Shared Services Model** with 35 full-time employees and multiple external segment specialists

© 2022 Creatd, Inc. All Rights Reserved.

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Multiple Flywheel Effects & Growth Drivers


Labs provides Vocal platform, first-party data, and content distribution for Partners
Ventures provides Studios with sales infrastructure for transmedia projects
Technology
(Labs)
Agency
(Partners)
E-commerce
(Ventures)
Media Production
(Studios)
Partners provides Labs with influencers and talent to attract audiences and drive platform growth
Partners provides Ventures' companies marketing capabilities to drive sales
Labs provides Studios curated content and creators for book deals, podcasts, film adaptations, etc.

© 2022 Creatd, Inc. All Rights Reserved.

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Expansion Plan 1 Revenue Acceleration through strategic alliances, acquisitions, emergent cross - sell/upsell opportunities, and targeted paid media to yield a greater - than 1x return on ad spend (ROAS) 2 3 Invest in Subscriber Acquisition strategies to reduce customer acquisition costs (CAC) across our pillars and improve lifetime value (LTV) per user to increase monthly recurring revenues (MRR) 4 © 2022 Creatd, Inc. All Rights Reserved. 9 Product Advancement with a roadmap focused on delivering continuous upgrades to core technology and products, development of new platforms (replicating Vocal framework), and introduction of ﬁ rst mobile app Compete Head - to - Head with the major social/creator platforms by leveraging our core business strengths including data, technology, talent management, and brand partnerships

$10MM - $40MM Expansion Capital Plan © 2022 Creatd, Inc. All Rights Reserved. *Model assumes full allocation of $40MM 10 % Allocation ($40MM) FY21 (Actual) Revenues FY22 (Projected) Revenues FY22 (Pro Forma) Revenues FY23 (Pro Forma) Revenues FY24 (Pro Forma) Revenues Technology (Labs) $20MM (50%) $1.9MM $2MM $4.5MM $17MM+ $34MM+ Agency (Partners) $3MM (7.5%) $2.3MM $3MM $3.5MM $6MM+ $12MM+ E - commerce (Ventures) $15MM (37.5%) $90K $2MM $3.5MM $15MM+ $30MM+ Media Production (Studios) $2MM (5%) — $155K $500K $2MM+ $4MM+ Total $40MM $4.3MM $7.2MM $12MM $40MM $80MM

Allocation Breakdown © 2022 Creatd, Inc. All Rights Reserved. Our Agency and Media Production businesses, while less scalable in nature, drive signi ﬁ cant value for their more scalable sister pillars. Their projects and brands help us penetrate new markets and untapped audiences for our creator platform Vocal and our direct - to - consumer subscriber businesses. Technology (Labs) 50% ($20MM) E - commerce (Ventures) 37.5% ($15MM) Agency (Partners) 7.5% ($3.5MM) Media Production (Studios) 5% ($2MM)

Creatd Labs develops platforms, communities, and technology for creators Creatd Labs Companies Vocal Web Vocal App Orbit Mission Grow Vocal from 1.5MM creators to 15MM creators by 2024, grow Vocal's collective audience reach from 200MM to 600MM+, and become one of the largest apps for creators and their audiences in the world. Revenues Revenues subject to resources could grow to as high as $17MM+ by end of FY2023. © 2022 Creatd, Inc. All Rights Reserved.

Technology Expansion Levers & Growth Drivers

01 **Expand platform payments** framework to include tokenization features that increase value to creators.

02 **Improve moderation + compliance** to protect platform and increase automation.

03 **Expand cross-channel paid acquisition**. We will continue to allocate paid media at a much-reduced level, and as a portfolio, decrease our dependency on third-party advertising networks.

04 **Increase marketing spend** to drive downloads of our iOS app. The app is expected to create a multitude of revenue transactional opportunities, as well as exponentially increase our proprietary data.

05 **Increase our investment in marketing and data analysis** to result in a continually decreasing CAC (Customer Acquisition Cost).

06 **Allocate increased capital development**, including initiatives involving adapting the technology framework underlying Vocal to build new transformative platforms.

© 2022 Creatd, Inc. All Rights Reserved.

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Creatd Partners fosters relationships between brands and creators Creatd Partners Companies Vocal for Brands WHE Agency Mission Expand our in ﬂ uencer network to 1,000+ worldwide. Continue to expand our portfolio of Fortune 500 brand clients. Revenues Revenues subject to resources could grow to as high as $6MM+ by end of FY2023. © 2022 Creatd, Inc. All Rights Reserved.

Agency Expansion Levers & Growth Drivers Acqui - hire talent through accretive acquisitions of performance and brand marketing agencies. 01 03 05 02 04 Expand shared operations and client services model between agencies. Grow reach through onboarding of top tier in ﬂ uencers and celebrities. Engage top tier brands with our new shared service model. Invest in internal data platform to improve e ﬃ ciencies and increase revenues. © 2022 Creatd, Inc. All Rights Reserved. 06 Leverage Creatd Studios production capabilities to provide further value to brands through a shared IP strategy. 15

Creatd Ventures invests in, develops, and scales e - commerce brands Creatd Ventures Companies Camp Dune Basis Brave Mission Expand product o ﬀ erings for current owned - and - operated brands, Camp, Dune, Basis, and Brave. Broaden portfolio with a series of accretive acquisitions, with targets that align with our existing portfolio and can be easily consolidated into our supply chain infrastructure. Revenues Revenues subject to resources could grow to as high as $15MM+ by end of FY2023. © 2022 Creatd, Inc. All Rights Reserved.

Ventures Expansion Levers & Growth Drivers 01 03 02 04 Complete 3 accretive acquisitions in a 12 month period, with a focus on creator - founded brands. Once integrated, utilize our shared service model to increase margins. Expand partnerships with big - box retailers, to drive national distribution in brick - and mortar locations including Urban Out ﬁ tters, CVS, and more. Develop new and innovative SKUs (Stock Keeping Units) for our current owned and operated brands to expand our product o ﬀ erings for new and existing subscribers. Expand customer acquisition through cross - channel marketing initiatives; increased capital allocation for marketing and data analysis to fuel recurring revenue growth. © 2022 Creatd, Inc. All Rights Reserved. 05 06 Expand online marketplace distribution strategy including Amazon, Walmart, and more. Continue to collaborate with Shopify and other e - commerce technologies to strengthen e - commerce infrastructure. 17

Creatd Studios partners with creators to produce stories for TV, ﬁ lm, podcasts, and print Creatd Studios Companies/Assets OG Collection, LLC OG Gallery, Inc . Intellectual Property Media and NFT Library Mission Harness Vocal's powerful storytelling to bring creators' original stories and captivated audiences into the entertainment and publishing space to explore new platforms at the bleeding edge of technology. Explore spin - o ﬀ or privatization of OG Collection, Inc. Revenues Revenues subject to resources could grow to as high as $2MM+ by end of FY2023. © 2022 Creatd, Inc. All Rights Reserved.

Studios Expansion Levers & Growth Drivers

01 **Partnership with entertainment companies** for the production of video content, to be distributed through streaming platform deals.

02 **Partnership with UK-based crowdsourced publisher**, Unbound, for book publications, featuring stories sourced from Vocal creators.

03 **Entry into podcast space** with a series of creator-led podcasts in development, in partnership with PodPeople.

04 **Formation of graphic novel development arm**, in collaboration with top-tier creative talent in the space.

05 **Identification and optioning of IP and talent**, through our Partners and Labs business segments.

06 **Spin-off or privatization of OG Collection, Inc.**, its subsidiary, OG Gallery, LLC and its associated NFT library.

© 2022 Creatd, Inc. All Rights Reserved.

Summary Uplisted to Nasdaq in September FY 2020 Generated $4.3MM in net revenues (255% increase YoY) FY 2021 Introduction of Vocal mobile app Q3 2022 $15MM+ gross revenues, accounting for an additional 3 e - commerce acquisitions FY 2022 Q3 2023 Projected EBITDA breakeven FY 2023 Subject to resources, up to $40MM in annual gross revenues FY 2024 © 2022 Creatd, Inc. All Rights Reserved. 20 Subject to resources, up to $80MM in annual gross revenues "This presentation explains our bold and ambitious expansion plan that has been in the making for nearly two years, since we uplisted to the Nasdaq . Since uplisting in 2020 , we have grown our revenue potential signi ﬁ cantly, and on a pro forma basis, are tracking as high as $ 15 MM in gross revenues for ﬁ scal year 2022 . The key to our success is a clear path to breakeven. This expansion plan provides the blueprint toward that goal. Finally, the successful completion of our expansion plan will catapult us into the upper echelon of the world's top technology companies, and lead us to expand EBITDA and, provided the resources are available, generate up to $40MM in gross revenues by the end of 2023, and up to $80MM by the end of 2024." — Jeremy Frommer, Founder & Executive Chairman

For more information, please contact ir@creatd.com or your registered broker dealer to inquire about Creatd (Nasdaq CM: CRTD). © 2022 Creatd, Inc. All Rights Reserved. 21 Contact